EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of MEDTOX Scientific, Inc. on Form S-3 of our report, dated February 23, 2001 (March 16, 2001 as to Note 15), appearing in the Annual Report on Form 10-K of MEDTOX Scientific, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


                                          /s/ Deloitte & Touche LLP
                                          DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
December 4, 2001